Exhibit 99.1

Media Inquiries:	Investor Inquiries:
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Owens Corning Reports Fourth-Quarter and Full-Year 2007 Results

Investment in Global Composites Growth Creates Balance

To Building Materials Market Weakness in 2008

TOLEDO, Ohio – Feb. 27, 2008 – Owens Corning (NYSE: OC) today reported consolidated net sales of $4.98 billion in 2007 compared with $5.40 billion in fiscal 2006, a decrease of 7.8 percent. The reduction in sales was primarily in the company’s building materials businesses where demand declined significantly in the new residential construction and residential repair and remodeling markets.

Owens Corning’s consolidated statement of earnings has been recast to reflect the impact of discontinued operations following the divestiture of its Siding Solutions and Fabwel businesses in 2007. The results include two months of operations of the acquired Saint-Gobain reinforcements and composite fabrics businesses.

Owens Corning achieved 2007 earnings from continuing operations of $27 million, or $0.21 per diluted share. Excluding comparability items, adjusted earnings from continuing operations were $158 million, or $1.21 per diluted share (see attached Table 5 for a discussion and reconciliation of such items). Comparability items in 2007 included items related primarily to the company’s prior Chapter 11 proceedings, the employee emergence equity program, and restructuring and other activities, which amounted to approximately $199 million during 2007.

Copyright © 2007 Owens Corning

Fourth-Quarter and Consolidated 2007 Results

•

Earnings before interest and taxes (EBIT) from continuing operations for the full year ending Dec. 31, 2007, were $145 million compared with $407 million in fiscal 2006. Excluding comparability items (see Table 3), adjusted EBIT from continuing operations for 2007 was $344 million compared with $529 million during 2006, a decrease of 35 percent. The decrease was primarily due to lower sales in the company’s building materials businesses as the decline in the U.S. housing market continued.

•	During the fourth quarter of 2007, Owens Corning recorded sales of $1.30 billion compared with sales of $1.25 billion during the same period in 2006, an increase of 4.0 percent.

•

Fourth-quarter 2007 EBIT from continuing operations was a loss of $46 million compared with a loss of $1 million for the same period in 2006. Excluding comparability items, adjusted EBIT from continuing operations for the fourth quarter of 2007 was $85 million compared with $137 million during the same period in 2006.

•

Gross margin as a percentage of consolidated net sales was 15.6 percent during 2007 compared with 18.6 percent during fiscal 2006. Gross margin in 2007 was negatively impacted by approximately $98 million in charges associated with curtailments in production capacity, an asset impairment related to the company’s previously announced sale of its composite manufacturing facilities in Battice, Belgium, and Birkeland, Norway, and the sale of inventories, the value of which was written up as part of the acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses. Gross margin in 2006 was negatively impacted by approximately $58 million in charges associated with the sale of inventories, the value of which was written up as a result of the adoption of fresh start accounting and other charges associated with curtailments in production capacity.

•

Marketing and administrative expenses, as a percentage of consolidated net sales, were 10.0 percent in 2007 compared with 9.1 percent during fiscal 2006. The increase was due primarily to a reduction in building materials sales.

“Business results for 2007 were in line with our expectations,” said Mike Thaman, chairman and chief executive officer. “Owens Corning is performing well through the severe downturn in the U.S. housing market. We generated cash flow from operations of $182 million in 2007, which includes $57 million in cash out-flows related to our emergence from Chapter 11 in 2006. We have taken aggressive action to globalize our composites business which has transformed the footprint of our company. We are also actively managing our building materials capacity and cost structure to stay ahead of the current demand weakness.

“In 2008, we expect progress in our operating margins in composites as we see the first-year benefits of the acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses,” said Thaman. “We will continue to invest in winning with our customers so that Owens Corning is well positioned to further profit when the U.S. housing market recovers, as we know it will.”

During 2007, Owens Corning acted decisively to perform through the U.S. building materials cycle. The company:

•

Completed its acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses for $640 million. Owens Corning anticipates annual synergies of more than $100 million to be realized by the end of 2011.

•	Divested its Siding Solutions and Fabwel businesses for approximately $425 million of net proceeds.

•

Put in place cost-reduction initiatives to reduce company-wide annualized operating costs in 2008 by at least $100 million. These projects include capacity and headcount reductions, elimination of operational costs, and reduced corporate and business unit expenses.

•	Completed the national rollout of the innovative DurationTM Series Shingle featuring SureNail® technology six months ahead of schedule.

Other Financial Items

•	In 2007, depreciation and amortization from continuing operations totaled $333 million, which includes $21 million of accelerated depreciation related to curtailments in production capacity.

•	At the end of 2007, Owens Corning had net debt of $1.91 billion, comprised of $2.05 billion of short- and long-term debt and cash-on-hand of $135 million.

•

During 2007, the company’s cash and debt positions were impacted by its acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses. The impact on net debt was partially offset by the sale of its Siding Solutions and Fabwel businesses.

•	Owens Corning’s federal tax net operating loss resulting from the distribution of cash and stock to settle its prior Chapter 11 case was $3 billion at the end of 2007.

•

Owens Corning announced a share buy-back program in the first quarter of 2007 under which the company is authorized to repurchase up to 5 percent of Owens Corning’s outstanding common stock. The company did not repurchase any shares during 2007.

•	The company’s continued focus on safety resulted in a 28-percent reduction in injuries through 2007, as compared with its Dec. 31, 2006 rate.

Recent Developments

In the fourth quarter of 2007, Owens Corning commenced various cost savings projects to reduce headcount, close facilities and curtail production, which resulted in restructuring and other charges of $57 million. The company expects additional charges of $7 million in 2008. Owens Corning is confident that these cost-reduction initiatives will reduce company-wide annualized operating costs in 2008 by at least $100 million.

During 2007, Owens Corning announced its plans to divest its facilities in Battice, Belgium, and Birkeland, Norway, to address regulatory remedies associated with its purchase of the businesses acquired from Saint-Gobain. The divestiture is expected to be completed during the first quarter of 2008.

On Feb. 26, 2008, Moody’s Investors Service announced that they elected to downgrade Owens Corning’s senior credit rating from Baa3 to Ba1 with a negative outlook because of the adverse effects of the homebuilding contraction.

Outlook

Owens Corning’s acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses will significantly increase the company’s presence in the global composites market and diversify its exposure to the cyclical U.S. housing market. As it begins to realize synergies from the acquisition, the company expects operating margins in its composites business to approach double digits in 2008, excluding the financial cost of leasing precious metals.

Most economists, including the National Association of Home Builders, currently expect continued weakness in the U.S. housing market through 2008, which will continue to affect demand for Owens Corning’s insulation products. Commercial and industrial demand for insulating products is also likely to weaken. Owens Corning will continue to focus on stimulating insulation demand by promoting the vital role of insulation in energy efficiency and greenhouse gas reduction, and developing new products and customer promotions under the company’s PINK is GREENTM initiative.

The company currently estimates that depreciation and amortization from continuing operations will total approximately $315 million in 2008. Capital expenditures in 2008 are estimated to be about $325 million, which will allow the company to invest to achieve synergies associated with its recent composites acquisition.

Owens Corning anticipates that its 2008 global effective tax rate will be approximately 30 percent. The company expects its U.S. cash taxes will be minimal, and that its cash effective tax rate at its international operations will be 15 percent or less in 2008.

Based on U.S. housing starts of about 1 million, Owens Corning estimates that 2008 adjusted EBIT should be at least $240 million. The company excludes from its estimate reconciliation items as well as the financial cost of leasing precious metals.

Business Segment Highlights

Composite Solutions

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Net sales for 2007 were $1.70 billion, a 23.2-percent increase from $1.38 billion in fiscal 2006. The acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses increased 2007 sales by approximately $160 million. Year-over-year improvements in volume increased sales by approximately $70 million compared with fiscal 2006. A positive foreign currency effect increased sales by about $50 million.

•

EBIT from continuing operations for 2007 was $126 million compared with $154 million in fiscal 2006. However, EBIT from continuing operations in fiscal 2006 included gains on the sale of precious metal used in certain production tooling of approximately $45 million and insurance recoveries of $20 million related to a flood at the company’s Taloja, India, production facility, which were offset by approximately $8 million of downtime cost. Excluding these items, EBIT from continuing operations improved by $29 million in 2007, compared to fiscal 2006.

Insulating Systems

•

Net sales for 2007 were $1.78 billion, a 15.2-percent decrease from $2.10 billion in fiscal 2006. Sales for residential insulation products were significantly impacted by the reduction in market demand in new residential construction and repair and remodeling in the United States. Beginning in the third quarter of 2007, the company also experienced some weakness in commercial and industrial markets.

•

EBIT from continuing operations for 2007 was $192 million compared with $467 million in fiscal 2006. Approximately one-third of the decline was due to lower volumes and approximately one-third was due to lower selling prices. In addition, results were negatively impacted by approximately $37 million in additional depreciation and amortization costs as a result of the adoption of fresh start accounting.

Roofing and Asphalt

•

Net sales for 2007 were $1.38 billion, a 19.8-percent decrease from $1.72 billion in fiscal 2006. Sales volume was impacted by the reduction in demand in existing home sales and related roofing repair and remodeling, the continued decline in new residential construction in the United States and by lower storm-related demand. Sales were lifted by the introduction of the company’s innovative DurationTM Series Shingle with SureNail® Technology, which was made available across the United States six months ahead of schedule.

•

EBIT from continuing operations for 2007 was $27 million compared with $72 million in fiscal 2006. Earnings were impacted by volume reductions resulting from a decline in residential repair and remodeling activities, lower storm-related demand and the slowdown of new residential construction.

Other Building Materials and Services

•

Net sales for 2007 were $301 million, a 20.2-percent decrease from $377 million in fiscal 2006. The closure of the company’s HOMExperts service line in the fourth quarter of 2006 negatively impacted sales in 2007 by $76 million. Sales of the company’s Masonry Products business within this segment were positively impacted in 2007 by the inclusion of approximately $24 million in sales from the company’s acquisition of the ModuloTM/ParMur Group during the third quarter of 2006. This increase was partially offset by declines in volume related to the continued lower demand from new construction in the United States.

•

EBIT from continuing operations for 2007 was $14 million compared with $1 million in fiscal 2006. The improved performance was primarily due to the impact of closing the company’s HOMExperts service line in 2006.

First-quarter 2008 results are currently scheduled to be announced on May 7, 2008.

Conference Call and Presentation

Wednesday, Feb. 27, 2008

11 a.m. ET

All Callers

Live dial-in telephone number: 1-888-713-4209 or 1-617-213-4863

(Please dial in 10 minutes before conference call start time)

Passcode: 41140851

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at http://www.owenscorning.com/investors.

A telephone replay will be available through March 12, 2008 at 1-888-286-8010 or

1-617-801-6888. Passcode: 41491827. A replay of the webcast will also be available at www.owenscorning.com/investors.

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass fiber reinforcements and engineered materials for composite systems. A Fortune 500 company for 53 consecutive years, Owens Corning is committed to driving sustainability through delivering solutions, transforming markets and enhancing lives. Founded in 1938, Owens Corning is a market-leading innovator of glass fiber technology with sales of $5 billion in 2007 and

19,000 employees in 26 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside the control of the company, which could cause actual results to differ materially from those projected in these statements and from the company’s historical results and experience. Such factors include competitive factors, pricing pressures, availability and cost of energy and materials, acquisitions and achievement of expected synergies therefrom, general economic conditions and factors detailed from time to time in the company’s Securities and Exchange Commission filings. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and the company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

Table 1

Owens Corning and Subsidiaries

Year-to-Date Consolidated Statements of Earnings (Loss)

(Unaudited)

(in millions, except per share amounts)

	Successor	Combined	Successor	Predecessor
	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
NET SALES	$4,978	$5,399	$772	$4,627
COST OF SALES	4,201	4,397	656	3,741

Gross margin	777	1,002	116	886

OPERATING EXPENSES
Marketing and administrative expenses	498	494	86	408
Science and technology expenses	63	78	30	48
Restructure costs	28	32	20	12
Chapter 11 related reorganization items	—	55	10	45
Provision (credit) for asbestos litigation claims (recoveries)	—	(13)	—	(13)
Employee emergence equity program	37	6	6	—
(Gain) loss on sale of fixed assets and other	6	(57)	8	(65)

Total operating expenses	632	595	160	435

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	145	407	(44)	451

Interest expense, net	122	*	29	241
Gain on settlement of liabilities subject to compromise	—	*	—	(5,864)
Fresh-start accounting adjustments	—	*	—	(2,919)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	23	*	(73)	8,993

Income tax expense (benefit)	(8)	*	(23)	980

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	31	*	(50)	8,013

Minority interest and equity in net earnings (loss) of affiliates	(4)	*	(4)	—

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	27	*	(54)	8,013

Discontinued Operations:
Earnings (loss) from discontinued operations, net of tax of $5, $(5), and $45, respectively	9	*	(11)	127
Gain on sale of discontinued operations, net of tax of $40, $0, and $0, respectively	60	*	—	—

Total earnings (loss) from discontinued operations	69	*	(11)	127

NET EARNINGS (LOSS)	$96	*	$(65)	$8,140

BASIC EARNINGS (LOSS) PER COMMON SHARE

Earnings (loss) from continuing operations	$0.21	*	$(0.42)	$144.90
Earnings (loss) from discontinued operations	$0.54	*	$(0.09)	$2.30

DILUTED EARNINGS (LOSS) PER COMMON SHARE

Earnings (loss) from continuing operations	$0.21	*	$(0.42)	$133.77
Earnings (loss) from discontinued operations	$0.54	*	$(0.09)	$2.12

WEIGHTED AVERAGE COMMON SHARES

Basic	128.1	*	128.1	55.3
Diluted	128.8	*	128.1	59.9

*	Due to concerns regarding lack of comparability, separate historical results of the Successor and Predecessor are presented individually for this line item.

Table 2

Owens Corning and Subsidiaries

Quarter-to-Date Consolidated Statement of Earnings (Loss)

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended December 31, 2007	Combined Three Months Ended December 31, 2006	Successor	Predecessor
			Two Months Ended December 31, 2006	One Month Ended October 31, 2006
NET SALES	$1,304	$1,250	$772	$478
COST OF SALES	1,165	1,047	656	391

Gross margin	139	203	116	87

Operating Expenses
Marketing and administrative expenses	133	117	86	31
Science and technology expenses	17	36	30	6
Restructure costs	31	22	20	2
Chapter 11 related reorganization items	(4)	27	10	17
Provision (credit) for asbestos litigation claims	—	—	—	—
Employee emergence equity program	9	6	6	—
(Gain) loss on sale of fixed assets and other	(1)	(4)	8	(12)

Total operating expenses	185	204	160	44

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	(46)	(1)	(44)	43
Interest expense, net	32	*	29	19
Gain on settlement of liabilities subject to compromise	—	*	—	(5,864)
Fresh-start accounting adjustments	—	*	—	(2,919)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	(78)	*	(73)	8,807
Income tax expense (benefit)	(38)	*	(23)	1,149

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	(40)	*	(50)	7,658
Minority interest and equity in net earnings (loss) of affiliates	—	*	(4)	(2)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(40)	*	(54)	7,656
Discontinued Operations:
Earnings (loss) from discontinued operations, net of tax of $0, $(5), and $30, respectively	—	*	(11)	108
Gain on sale of discontinued operations, net of tax of $1, $0, and $0, respectively	(6)	*	—	—

Total earnings (loss) from discontinued operations	(6)	*	(11)	108

NET EARNINGS (LOSS)	$(46)	*	$(65)	$7,764

BASIC EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$(0.31)	*	$(0.42)	$138.45
Earnings (loss) from discontinued operations	$(0.05)	*	$(0.09)	$1.95
DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations	$(0.31)	*	$(0.42)	$127.81
Earnings (loss) from discontinued operations	$(0.05)	*	$(0.09)	$1.80
WEIGHTED AVERAGE COMMON SHARES
Basic	128.1	*	128.1	55.3
Diluted	128.8	*	128.1	59.9

*	Due to concerns regarding lack of comparability, separate historical results of the Successor and Predecessor are presented individually for this line item.

Table 3

Owens Corning and Subsidiaries

Year-to-Date EBIT Reconciliation Schedules

(Unaudited)

(in millions, except per share amounts)

When reviewing the operating performance of the company with its Board of Directors and employees, management makes adjustments to net earnings, earnings before interest and taxes (“EBIT”) from continuing operations and diluted earnings per share. To calculate “adjusted earnings”, “adjusted EBIT” and “adjusted diluted earnings per share”, management excludes certain items from earnings before interest and taxes from continuing operations, including those related to the company’s prior Chapter 11 proceedings, employee emergence equity program, restructuring and other activities so as to improve comparability over time (the “comparability items”). As described more fully in the following financial schedules, such comparability items amounted to charges of $199 million, $ 122 million, $117 million, and $5 million in the Successor twelve months ended December 31, 2007, Combined twelve months ended December 31, 2006, the Successor two months ended December 31, 2006 and the Predecessor ten months ended October 31, 2006, respectively.

	Successor	Combined	Successor	Predecessor
	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES:

NET EARNINGS (LOSS)	$96	*	$(65)	$8,140
Discontinued operations
Earnings (loss) from discontinued operations, net of tax of $5, $(5), and $45, respectively	9	*	(11)	127

Gain on sale of discontinued operations, net of tax of $40, $0, and $0, respectively	60	*	—	—

Total earnings (loss) from discontinued operations	69	*	(11)	127

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	27	*	(54)	8,013
Minority interest and equity in net earnings (loss) of affiliates	(4)	*	(4)	—

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	31	*	(50)	8,013
Income tax expense (benefit)	(8)	*	(23)	980

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	23	*	(73)	8,993
Interest expense, net	122	*	29	241
Gain on settlement of liabilities subject to compromise	—	*	—	(5,864)
Fresh-start accounting adjustments	—	*	—	(2,919)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	145	407	(44)	451

Adjustments to remove items impacting comparability:
Chapter 11 related reorganization items	$—	$55	$10	$45
Asbestos litigation (claims) recoveries	—	(13)	—	(13)
Restructuring and other (costs) credits	54	(2)	32	(34)
Acquisition transaction costs	28	13	6	7
Impact of acquisition accounting	13	—	—	—
Loss related to the exit of our HOMExperts service line	7	—	—	—
Employee emergence equity program	37	6	6	—
Fresh-start accounting impact	—	63	63	—
Asset impairments	60	—	—	—

Total adjustments to remove comparability items	199	122	117	5
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$344	$529	$73	$456

*	Due to concerns regarding lack of comparability, separate historical results of the Successor and Predecessor are presented individually for this line item.

Table 4

Owens Corning and Subsidiaries

Quarter-to-Date EBIT Reconciliation Schedules

(Unaudited)

(in millions, except per share amounts)

When reviewing the operating performance of the company with its Board of Directors and employees, management makes adjustments to earnings before interest and taxes (“EBIT”) from continuing operations. To calculate “adjusted EBIT”, management excludes certain items from earnings before interest and taxes from continuing operations, including those related to the company’s prior Chapter 11 proceedings, employee emergence equity program, restructuring and other activities so as to improve comparability over time (the “comparability items”). As described more fully in the following financial schedules, such comparability items amounted to charges of $131 million, $138 million, $117 million, and $21 million in the Successor three months ended December 31, 2007, Combined three months ended December 31, 2006, the Successor two months ended December 31, 2006 and the Predecessor one month ended October 31, 2006, respectively.

	Successor	Combined	Successor	Predecessor
	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Two Months Ended December 31, 2006	One Month Ended October 31, 2006
RECONCILIATION TO ADJUSTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES:
NET EARNINGS (LOSS)	$(46)	*	$(65)	$7,764
Discontinued operations
Earnings (loss) from discontinued operations, net of tax of $0, $(5), and $30, respectively	—	*	(11)	108
Gain on sale of discontinued operations, net of tax of $1, $0, and $0, respectively	(6)	*	—	—

Total earnings (loss) from discontinued operations	(6)	*	(11)	108

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(40)	*	(54)	7,656
Minority interest and equity in net earnings (loss) of affiliates	—	*	(4)	(2)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(40)	*	(50)	7,658
Income tax expense (benefit)	(38)	*	(23)	1,149

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	(78)	*	(73)	8,807
Interest expense, net	32	*	29	19
Gain on settlement of liabilities subject to compromise	—	*	—	(5,864)
Fresh-start accounting adjustments	—	*	—	(2,919)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	(46)	(1)	(44)	43

Adjustments to remove items impacting comparability:
Chapter 11 related reorganization items	$(4)	$27	$10	$17
Asbestos litigation (claims) recoveries	—	—	—	—
Restructuring and other (costs) credits	57	33	32	1
Acquisition transaction costs	7	9	6	3
Impact of acquisition accounting	13	—	—	—
Loss related to the exit of our HOMExperts service line	—	—	—	—
Employee emergence equity program	9	6	6	—
Fresh-start accounting impact	—	63	63	—
Asset impairments	49	—	—	—

Total adjustments to remove comparability items	131	138	117	21
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$85	$137	$73	$64

*	Due to concerns regarding lack of comparability, separate historical results of the Successor and Predecessor are presented individually for this line item.

Table 5

Owens Corning and Subsidiaries

Year-to-Date EPS Reconciliation Schedules

(Unaudited)

(in millions, except per share amounts)

When reviewing the operating performance of the company with its Board of Directors and employees, management makes adjustments to net earnings, weighted-average shares outstanding used for diluted earnings per share and diluted earnings per share. To calculate “adjusted earnings”, “adjusted diluted shares outstanding” and “adjusted diluted earnings per share”, management excludes certain items from net earnings and weighted-average shares outstanding, including those related to the company’s prior Chapter 11 proceedings, employee emergence equity program, restructuring and other activities so as to improve comparability over time (the “comparability items”). As described more fully in the following financial schedules, such comparability items amounted to charges of $199 million and $117 million in the Successor twelve months ended December 31, 2007 and the Successor two months ended December 31, 2006, respectively.

	Successor	Successor
	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
NET EARNINGS (LOSS)	$96	$(65)
Discontinued operations
Earnings (loss) from discontinued operations, net of tax of $5, $(5), and $45, respectively	9	(11)
Gain on sale of discontinued operations, net of tax of $40, $0, and $0, respectively	60	—

Total earnings (loss) from discontinued operations	69	(11)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	27	(54)
Adjustments to remove items impacting comparability:
Chapter 11 related reorganization items	$—	$10
Asbestos litigation (claims) recoveries	—	—
Restructuring and other (costs) credits	54	32
Acquisition transaction costs	28	6
Impact of acquisition accounting	13	—
Loss related to the exit of our HOMExperts service line	7	—
Employee emergence equity program	37	6
Fresh-start accounting impact	—	63
Asset impairments	60	—

Total adjustments to remove comparability items	199	117

Tax effect of adjustments at 34% in 2007 and 37% in 2006	(68)	(40)

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$158	$23

RECONCILIATION TO ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS:

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.21	$(0.42)

Total adjustments to remove comparability items	1.52	0.89

Tax effect of adjustments at 34% in 2007 and 37% in 2006	(0.52)	(0.30)

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$1.21	$0.17

DILUTED EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	$0.54	$(0.09)

RECONCILIATION TO ADJUSTED DILUTED SHARES OUTSTANDING:

Weighted-average shares outstanding used for diluted earnings per share	128.8	128.1

Shares related to employee emergence program	2.3	3.0

Adjusted diluted shares outstanding	131.1	131.1

Table 6

Owens Corning and Subsidiaries

Quarter-to-Date EPS Reconciliation Schedules

(Unaudited)

(in millions, except per share amounts)

When reviewing the operating performance of the company with its Board of Directors and employees, management makes adjustments to net earnings, weighted-average shares outstanding used for diluted earnings per share and diluted earnings per share. To calculate “adjusted earnings”, “adjusted diluted shares outstanding” and “adjusted diluted earnings per share”, management excludes certain items from net earnings and weighted-average shares outstanding, including those related to the company’s prior Chapter 11 proceedings, employee emergence equity program, restructuring and other activities so as to improve comparability over time (the “comparability items”). As described more fully in the following financial schedules, such comparability items amounted to charges of $131 million and $117 million in the Successor three months ended December 31, 2007 and the Successor two months ended December 31, 2006, respectively.

	Successor	Successor
	Three Months Ended December 31, 2007	Two Months Ended December 31, 2006
RECONCILIATION TO ADJUSTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS
NET EARNINGS (LOSS)	$(46)	$(65)
Discontinued operations
Earnings (loss) from discontinued operations, net of tax of $0, $(5), and $30, respectively	—	(11)
Gain on sale of discontinued operations, net of tax of $1, $0, and $0, respectively	(6)	—

Total earnings (loss) from discontinued operations	(6)	(11)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(40)	(54)
Adjustments to remove items impacting comparability:
Chapter 11 related reorganization items	$(4)	$10
Asbestos litigation (claims) recoveries	—	—
Restructuring and other (costs) credits	57	32
Acquisition transaction costs	7	6
Impact of acquisition accounting	13	—
Loss related to the exit of our HOMExperts service line	—	—
Employee emergence equity program	9	6
Fresh-start accounting impact	—	63
Asset impairments	49	—

Total adjustments to remove comparability items	131	117
Tax effect of adjustments at 34% in 2007 and 37% in 2006	(45)	(40)

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$46	$23

RECONCILIATION TO ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.30)	$(0.42)
Total adjustments to remove comparability items	1.00	0.89
Tax effect of adjustments at 34% in 2007 and 37% in 2006	(0.34)	(0.30)

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.36	$0.17

DILUTED EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS	$(0.05)	$(0.09)

RECONCILIATION TO ADJUSTED DILUTED SHARES OUTSTANDING:
Weighted-average shares outstanding used for diluted earnings per share	128.8	128.1
Shares not included in above related to employee emergence program	2.3	3.0

Adjusted diluted shares outstanding	131.1	131.1

Table 7

Owens Corning and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(in millions)

	Successor
	December 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$135	$1,089
Receivables, less allowances of $23 million in 2007 and $26 million in 2006	721	573
Inventories	821	749
Restricted Cash - disputed distribution reserve	33	85
Assets held for sale - current	53	—
Other current assets	89	56

Total current assets	1,852	2,552

Property, plant, and equipment, net	2,772	2,521
Goodwill	1,174	1,313
Intangible assets	1,210	1,298
Deferred income taxes	487	549
Assets held for sale - noncurrent	178	—
Other noncurrent assets	199	237

TOTAL ASSETS	$7,872	$8,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,137	$1,081
Accrued interest	12	39
Short term debt	47	1,401
Long term debt - current portion	10	39
Liabilities held for sale - current	40	—

Total current liabilities	1,246	2,560
Long-term debt, net of current portion	1,993	1,296
Pension plan liability	146	312
Other employee benefits liability	293	325
Liabilities held for sale -non-current	8	—
Minority interest	37	44
Other liabilities	161	247
Stockholders’ equity	3,988	3,686

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,872	$8,470

Table 8

Owens Corning and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in millions)

	Successor		Predecessor
	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net earnings (loss)	$96	$(65)	$8,140
Adjustments to reconcile net earnings (loss) to cash provided by (used for) operating activities:
Provision for asbestos litigation claims	—	—	21
Depreciation and amortization	343	69	209
Gain on sale of businesses and fixed assets	(104)	—	(61)
Impairment of fixed and intangible assets and investments in affiliates	76	—	2
Deferred income taxes	—	(48)	208
Provision for pension and other employee benefits liabilities	45	8	83
Provision for post-petition interest/fees on pre-petition debt	—	—	247
Fresh start accounting adjustments, net of tax	—	—	(2,243)
Gain on settlement of liabilities subject to compromise	—	—	(5,864)
Employee emergence equity program	37	6	—
Stock based compensation expense	5	—	—
Restricted cash	52	(85)	—
Payments related to Chapter 11 filings	(109)	(131)	—
Payment to 524(g) trust	—	—	(1,250)
Payment of interest on pre-petition debt	—	(31)	(944)
(Increase) decrease in receivables	(9)	185	(78)
(Increase) decrease in inventories	3	97	(103)
(Increase) decrease in prepaid and other assets	—	1	(36)
Increase (decrease) in accounts payable and accrued liabilities	(106)	30	(107)
Proceeds from insurance for asbestos litigation claims, excluding Fibreboard	—	—	18
Pension fund contribution	(121)	(6)	(43)
Payments for other employee benefits liabilities	(25)	(4)	(23)
Increase in restricted cash - asbestos and Fibreboard	—	—	(87)
Other	(1)	(11)	8

Net cash flow provided by (used for) operating activities	182	15	(1,903)

NET CASH FLOW PROVIDED BY (USED FOR) INVESTING ACTIVITIES
Additions to plant and equipment	(247)	(77)	(284)
Investment in subsidiaries and affiliates, net of cash acquired	(620)	—	(47)
Proceeds from the sale of assets or affiliates	437	—	82

Net cash flow used for investing activities	(430)	(77)	(249)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Payment of equity commitment fees	—	—	(115)
Proceeds from long-term debt	617	5	21
Payments on long-term debt	(85)	(5)	(13)
Proceeds from revolving credit facility	713	—	—
Payments on revolving credit facility	(573)	—	—
Payment of contingent note to 524(g) trust	(1,390)	—	—
Net increase (decrease) in short-term debt	(13)	1	3
Payments to pre-petition lenders	—	(55)	(1,461)
Proceeds from issuance of bonds	—	—	1,178
Proceeds from issuance of new stock	—	—	2,187
Debt issuance costs	—	—	(10)
Other	—	—	2

Net cash flow provided by (used for) financing activities	(731)	(54)	1,792

Effect of exchange rate changes on cash	25	—	6

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(954)	(116)	(354)
Cash and cash equivalents at beginning of period	1,089	1,205	1,559

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$135	$1,089	$1,205

Table 9

Owens Corning and Subsidiaries

Year-to-Date Business Segment Information

(Unaudited)

(in millions)

	Successor	Combined	Successor	Predecessor
	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
NET SALES
Insulating Systems	$1,776	$2,097	$331	$1,766
Roofing and Asphalt	1,375	1,723	167	1,556
Other Building Materials and Services	301	377	60	317
Composite Solutions	1,695	1,382	227	1,155

Total reportable segments	5,147	5,579	785	4,794
Corporate Eliminations	(169)	(180)	(13)	(167)

Consolidated	$4,978	$5,399	$772	$4,627

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Insulating Systems	$192	$467	$59	$408
Roofing and Asphalt	27	72	(23)	95
Other Building Materials and Services	14	1	(1)	2
Composite Solutions	126	154	37	117

Total reportable segments	$359	$694	$72	$622

RECONCILIATION TO CONSOLIDATED EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Chapter 11 related reorganization items	$—	$(55)	$(10)	$(45)
Asbestos litigation (claims) recoveries	—	13	—	13
Restructuring and other (costs) credits	(54)	(43)	(32)	(11)
Acquisition transaction costs	(28)	(13)	(6)	(7)
Impact of acquisition accounting	(13)	—	—	—
Loss related to the exit of our HOMExperts service line	(7)	—	—	—
Employee emergence equity program	(37)	(6)	(6)	—
Fresh-start accounting impact	—	(63)	(63)	—
Asset impairments	(60)	—	—	—
General corporate expense	(15)	(120)	1	(121)

CONSOLIDATED EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$145	$407	$(44)	$451

Table 10

Owens Corning and Subsidiaries

Quarter-to-Date Business Segment Information

(Unaudited)

(in millions)

		Combined	Successor	Predecessor
	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Two Months Ended December 31, 2006	One Month Ended October 31, 2006
NET SALES
Insulating Systems	$454	$527	$331	$196
Roofing and Asphalt	276	303	167	136
Other Building Materials and Services	67	92	60	32
Composite Solutions	543	354	227	127

Total reportable segments	1,340	1,276	785	491
Corporate Eliminations	(36)	(26)	(13)	(13)

Consolidated	$1,304	$1,250	$772	$478

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Insulating Systems	$55	$108	$59	$49
Roofing and Asphalt	(9)	(25)	(23)	(2)
Other Building Materials and Services	(4)	(1)	(1)	—
Composite Solutions	46	50	37	13

Total reportable segments	$88	$132	$72	$60

RECONCILIATION TO CONSOLIDATED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Chapter 11 related reorganization items	$4	$(27)	$(10)	$(17)
Asbestos litigation recoveries	—	—	—	—
Restructuring and other (costs) credits	(57)	(33)	(32)	(1)
Acquisition transaction costs	(7)	(9)	(6)	(3)
Impact of acquisition accounting	(13)	—	—	—
Loss related to the exit of our HOMExperts service line	—	—	—	—
Employee emergence equity program	(9)	(6)	(6)	—
Fresh-start accounting impact	—	(63)	(63)	—
Asset impairments	(49)	—	—	—
General corporate expense	(3)	5	1	4

CONSOLIDATED EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$(46)	$(1)	$(44)	$43